Exhibit 8.1

Melco Resorts & Entertainment Limited

List of Significant Subsidiaries

As of December 31, 2023

1.	COD Resorts Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

2.	MCO Cotai Investments Limited, incorporated in the Cayman Islands

3.	MCO Europe Holdings (NL) B.V., incorporated in the Netherlands

4.	MCO Holdings Limited, incorporated in the Cayman Islands

5.	MCO International Limited, incorporated in the Cayman Islands

6.	MCO Investments Limited, incorporated in the Cayman Islands

7.	MCO Nominee One Limited, incorporated in the Cayman Islands

8.	Melco Resorts (Macau) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

9.	Melco Resorts and Entertainment (Philippines) Corporation, incorporated in the Philippines

10.	Melco Resorts Finance Limited, incorporated in the Cayman Islands

11.	Melco Resorts Leisure (PHP) Corporation, incorporated in the Philippines

12.	Melco Resorts Services Limited, incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China

13.	MPHIL Holdings No.1 Corporation, incorporated in the Philippines

14.	MPHIL Holdings No.2 Corporation, incorporated in the Philippines

15.	MSC Cotai Limited, incorporated in the British Virgin Islands

16.	SCP Holdings Limited, incorporated in the British Virgin Islands

17.	SCP One Limited, incorporated in the British Virgin Islands

18.	SCP Two Limited, incorporated in the British Virgin Islands

19.	Studio City Company Limited, incorporated in the British Virgin Islands

20.	Studio City Developments Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

21.	Studio City Finance Limited, incorporated in the British Virgin Islands

22.	Studio City Holdings Limited, incorporated in the British Virgin Islands

23.	Studio City Holdings Two Limited, incorporated in the British Virgin Islands

24.	Studio City International Holdings Limited, incorporated in the Cayman Islands

25.	Studio City Investments Limited, incorporated in the British Virgin Islands